UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2012 (December 20, 2012)

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On December 20, 2012, Crane Co. entered into a Stock Purchase Agreement (the “Purchase Agreement”) to purchase all of the outstanding equity interests of MEI Conlux Holdings (U.S.), Inc. and its affiliate MEI Conlux Holdings (Japan), Inc. (together “MEI”), entities principally owned by investment funds associated with either Bain Capital, LLC or Advantage Partners (together with the other selling security holder parties thereto, the “Sellers”), at an enterprise value of approximately $820 million. The purchase price paid will be subject to adjustment to reflect, among other things, the working capital and cash on hand of MEI at the time of closing and any transaction expenses payable by MEI. The purchase price paid to the Sellers will be paid by Crane Co. and a buyer subsidiary of Crane Co. (together, “Crane”) and will be reduced for any outstanding indebtedness of MEI as of the closing of the Purchase Agreement, which will be repaid out of purchase price funds at closing. At the closing of the transaction, $23.5 million of the aggregate purchase price will be placed in escrow to secure the Sellers' obligations with respect to post-closing purchase price adjustments and indemnification obligations, as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of Crane, MEI and the Sellers, including covenants to use their respective reasonable best efforts to consummate the transactions contemplated by the Purchase Agreement as promptly as practicable, subject to the limitations set forth in the Purchase Agreement. Consummation of the transaction is subject, among other things, to the receipt of certain required regulatory approvals and other customary conditions. Crane currently anticipates the MEI acquisition will close in the second quarter, subject to satisfaction of the conditions described above.

Crane Co. has also entered into a commitment letter (the “Commitment Letter”) with J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. (together, “JPMorgan”) pursuant to which JPMorgan will provide $600 million of debt financing, subject to the terms and conditions thereof. The debt financing, together with cash on hand, will provide the funds necessary to finance the transaction and related expenses.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby, as well as the Commitment Letter, does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement and the Commitment Letter, copies of which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants of Crane, MEI and the Sellers contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made in the disclosure schedules delivered in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Crane, MEI, the Sellers or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of Crane, MEI, the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Crane Co.'s public disclosures.

ITEM 7.01	Regulation FD Disclosure
On December 20, 2012, Crane Co. issued the press release attached hereto as Exhibit 99.2 announcing that Crane Co. had agreed to aquire MEI on the terms and subject to the conditions set forth in the Purchase Agreement. The press release attached to this Current Report on Form 8-K as Exhibit 99.2 is incorporated herein by reference.
The information in this Item 7.01, including the information attached hereto as Exhibit 99.2, is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by Crane Co. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

2.1	Stock Purchase Agreement dated December 20, 2012
99.1	Commitment Letter dated December 20, 2012
99.2	Press Release issued by Crane Co. on December 20, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 21, 2012	By:	/s/ Andrew L. Krawitt
Andrew L. Krawitt
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated December 20, 2012
99.1	Commitment Letter dated December 20, 2012
99.2	Press Release issued by Crane Co. on December 20, 2012